Exhibit 99.2

NYRT
NEW YORK REIT

Q1 2014 SUPPLEMENTAL INFORMATION

VICEROY

Financial Period ended March 31, 2014 (unaudited)

New York REIT, Inc.

Forward-looking Statements:

This supplemental package includes “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Company's (subsequently defined) Annual Report on Form 10-K for the year ended December 31, 2013, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and (ii) in future periodic reports filed by the Company under the Securities and Exchange Act of 1934, as amended. While forward-looking statements reflect the Company's good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2013, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

New York REIT, Inc.

Company Overview

New York REIT, Inc. (NYSE: NYRT) (“New York REIT” or the "Company") is a publicly traded real estate investment trust focused on acquiring and operating commercial real estate in New York City. The Company seeks to provide its shareholders with both stable dividend income and appreciation potential. New York REIT's focused strategy enhances its effectiveness and provides investors with a pure play investment opportunity in New York City, one of the leading cities of the world.

SNAPSHOT (March 31, 2014)

New York City Focus(1)	100%	Combined Debt/Pro forma Enterprise Value(3)	33%

Manhattan Focus(l)	96%	Pro forma Enterprise Value(4)	$2.8 billion

Square Feet(2)	3.1 million	Monthly Dividend per Share(5)	$0.04

Number of Buildings	23	Annualized Dividend per Share(5)	$0.46

Q1 Ending Occupancy	94.3%	Dividend Yield(6)	4.4%

Weighted Average Lease Term	10.0 years	Shares and Units Outstanding	176.4 million

Company Website	www.nyrt.com

(1)	Based on square footage
(2)	Includes pro-rata share of unconsolidated joint venture
(3)	Based on combined debt including pro-rata share of unconsolidated debt as a percentage of pro forma enterprise value
(4)	Based on the May 9, 2014 closing price of $10.57 per share, and March 31, 2014 debt balances and share count
(5)	Dividend rate was set subsequent to March 31, 2014

(6)	Based on the May 9, 2014 closing price of $10.57 per share

New York REIT, Inc.

Key Financial Metrics

(dollar amounts in thousands, except share and per share information)

	Q1 2014
OPERATING RESULTS
Revenues	$33,592
NOI	28,780
Cash NOI	23,336
Adjusted EBITDA	28,043

Quarterly dividends paid per share	$0.1477

Core FFO	$19,271
Core FFO per diluted share	$0.11

AFFO	$13,441
AFFO per diluted share	$0.08

Interest coverage ratio on combined debt	3.5	X
Fixed charge coverage ratio on combined debt	3.4	X

MARKET CAPITALIZATION
Share price(1)	$10.57
Common shares and units outstanding	176,414,573
Total equity market capitalization	$1,864,702
Consolidated debt	$477,599
Proportionate share of unconsolidated joint venture mortgage debt	$427,875
Combined proforma enterprise value	$2,770,176

LEVERAGE INFORMATION
Combined basis(2)
Total debt	$905,474
Cash	(237,022)
Net debt	668,452
Net debt/adjusted EBITDA(3)	6.0	X
Debt/proforma enterprise value	33%
Average interest rate	3.58%

LIQUIDITY
Cash	$237,022
Undrawn debt facilities(4)	85,000
Total liquidity	$322,022

(1) Closing price on May 9, 2014

(2) Combined metrics include pro-rata share of unconsolidated joint venture debt

(3) Adjusted EBITDA during the first quarter annualized

(4) In April 2014, total commitments under the credit facility were increased to $705 million and the total undrawn commitments were $400 million.

New York REIT, Inc.

Consolidated Balance Sheet

(in thousands)

Q1 2014
ASSETS
Real estate investments, at cost
Land	$425,814
Buildings, fixtures and improvements	990,466
Acquired intangible lease assets	127,004
Total real estate investments, at cost	1,543,284
Less: accumulated depreciation and amortization	(61,958)
Total real estate investments, net	1,481,326

Cash and cash equivalents	237,022
Investment in unconsolidated joint venture	229,127
Preferred equity investment	30,000
Other assets	42,588
Total assets	$2,020,063

LIABILITIES AND EQUITY
Mortgage notes payable	$172,599
Credit facility	305,000
Other liabilities	113,321
Total liabilities	590,920

Common stock	1,756
Additional paid-in capital	1,547,889
Accumulated other comprehensive loss	(615)
Accumulated deficit	(120,329)
Total stockholders' equity	1,428,701
Non-controlling interests	442
Total equity	1,429,143
Total liabilities and equity	$2,020,063

New York REIT, Inc.

Consolidated Income Statement

(in thousands, except for share and per share information)

Q1 2014
Revenues
Rental income	$27,171
Operating expense reimbursements and other revenue	6,421
Total revenues	33,592

Operating expenses
Property operating	14,005
Operating fees to affiliates	-
Acquisition and transaction related	69
General and administrative	1,361
Depreciation and amortization	24,254
Total operating expenses	39,689
Operating loss	(6,097)
Other income (expenses)
Interest expense	(3,939)
Equity in earnings of unconsolidated joint venture	1,257
Income from preferred equity investment and investment securities	623
Interest Income	1
Gain (loss) on derivative instruments	-
Total other expense	(2,058)
Net loss	(8,155)
Net income attributable to non-controlling interests	(1)
Net loss attributable to shareholders	$(8,156)

Basic weighted average shares	175,068,005
Adjustments to fully dilute shares	616,776
Fully diluted weighted average shares	175,684,781

Net loss per diluted share attributable to shareholders	$(0.05)

New York REIT, Inc.

Unconsolidated Joint Venture - Summary Balance Sheet and Income Statement

(in thousands)

Q1 2014
Unconsolidated Joint Venture Condensed Balance Sheet
Real estate assets, at cost	$696,426
Less accumulated depreciation and amortization	(82,635)
Total real estate assets, net	613,791
Other assets	247,705
Total assets	$861,496

Debt	$875,000
Other liabilities	10,294
Total liabilities	885,294
Deficit	(23,798)
Total liabilities and deficit	$861,496

Company's basis	$229,127

Q1 2014
Unconsolidated Joint Venture Condensed Statement of Operations
Revenue:
Rental income	$27,655
Other revenue	1,215
Total revenue	28,870
Operating expenses:
Operating expense	11,513
Depreciation and amortization	6,368
Total operating expenses	17,881
Operating income	10,989
Interest expense	(9,882)
Net income	1,107
Preferred distributions	(6,411)
Net loss to members	$(5,304)

Company's preferred distribution	$3,851
Company's share of net loss	(2,594)
Company's share of income (Company's basis)	$1,257

Supplemental information:
Straight-line rent included in rental income above	$1,146
Above/below market lease amortization	$-

New York REIT, Inc.

Reconciliation of Net Loss to FFO and AFFO

(in thousands, except share and per share information)

Q1 2014
Net loss	$(8,156)
Depreciation and amortization	24,254
Proportionate share of depreciation and amortization related to non-controlling interests	(9)
Proportionate share of depreciation and amortization related to unconsolidated joint ventures	3,113
Funds from operations (FFO)	19,202
Acquisition fees and expenses	69
Core FFO	19,271
Plus:
Non-cash compensation expense	16
Non-cash portion of interest expense	726
Class B distributions	88
Minus:
Amortization of above/below market lease assets and liabilities	(2,454)
Mark-to-market adjustments	-
Straight-line rent	(2,430)
Tenant improvements - second generation	(1,203)
Leasing commissions - second generation	(13)
Building improvements - second generation	-
Proportionate share of adjustments related to non-controlling interests	-
Proportionate share of adjustments related to unconsolidated joint ventures	(560)
Adjusted funds from operations (AFFO)	$13,441

Fully diluted shares	175,684,781

FFO per diluted share	$0.11
Core FFO per diluted share	$0.11
AFFO per diluted share	$0.08

New York REIT, Inc.

Reconciliation of Net Loss to Adjusted EBITDA, NOI and Cash NOI

(in thousands)

Q1 2014
Combined:
Net loss	$(8,156)
Acquisition and transaction related	69
Depreciation and amortization	24,254
Interest expense	3,939
Proportionate share of adjustments related to non-controlling interests	(9)
Proportionate share of adjustments related to unconsolidated joint ventures	7,946
Adjusted EBITDA	28,043

General and administrative	1,361
Income from preferred equity investment, investment securities and interest income	(624)
NOI	28,780

Amortization of above/below market lease assets and liabilities	(2,454)
Straight-line rent	(2,430)
Proportionate share of adjustments related to non-controlling interests	-
Proportionate share of adjustments related to unconsolidated joint ventures	(560)
Cash NOI	$23,336

Supplemental information:
Cash NOI - Office	$21,528
Cash NOI - Stand-alone retail	2,574
Cash NOI - Other	(766)
$23,336

Note - Consolidated adjusted EBITDA for the quarter was $18,840, reflecting a net loss of $8,156 reduced by the Company's share of income in joint ventures of $1,257 and proportionate share of adjustments related to non-controlling interests of $9, and increased by acquisition and transaction related costs of $69, depreciation and amortization of $24,254, and interest expense of $3,939.

New York REIT, Inc.

Dividends and Payout Ratios

(dollar amounts in thousands, except per share information)

Q1 2014
Dividends paid in cash	$11,774
Dividends reinvested	14,084
Class B OP dividends paid	88
Restricted stock dividends paid	4
Total dividends paid	$25,950

Weighted average fully diluted shares	175,684,781

Dividends per fully diluted share	$0.1477

Core FFO per fully diluted share	$0.11
AFFO per fully diluted share	$0.08

Payout ratios
Core FFO payout ratio	135%
AFFO payout ratio	193%

Proforma payout ratios
Proforma quarterly dividend per share(1)	$0.115
Core FFO payout ratio	105%
AFFO payout ratio	150%

(1) Current dividend payment was reduced from $0.605 per share to $0.46 per share on an annual basis paid monthly

New York REIT, Inc.

Debt Analysis

(dollar amounts in thousands)

	Q1 2014	Weighted Average Remaining Term (Years)	Weighted Average Rate	% of Total Debt

Consolidated mortgage debt	$172,599	3.80	3.56%	19.1%
Consolidated credit facility term debt	80,000	4.39	3.32%	8.8%
Consolidated credit facility revolver debt	225,000	4.39	1.78%	24.8%
Total consolidated debt	477,599	4.18	2.68%	52.7%

Company's share of unconsolidated joint venture mortgage debt	427,875	8.94	4.58%	47.3%
Combined debt	$905,474	6.43	3.58%	100.0%

Fixed rate debt (including pro rata share of unconsolidated debt)	$680,474
Floating rate debt	$225,000

% fixed rate debt (including pro rata share of unconsolidated debt)	75%
% floating rate debt	25%

Average fixed rate (including pro rata share of unconsolidated debt)	4.17%
Average floating rate	1.78%

New York REIT, Inc.

Mortgage Debt Summary

(dollar amounts in thousands)

	Debt amount	Maturity	Effective interest rate
Consolidated mortgages:
229 West 36th Street	$35,000	12/27/2017	2.87%
256 West 38th Street	24,500	12/26/2017	3.12%
367-387 Bleecker Street	21,300	12/6/2015	4.34%
Interior Design Building	20,487	12/1/2021	4.38%
1100 Kings Highway	20,200	8/1/2017	3.38%
One Jackson Square	13,000	12/1/2016	3.45%
350 West 42nd Street	11,365	8/29/2017	3.42%
Duane Reade	8,400	11/1/2016	3.60%
1623 Kings Highway	7,288	11/1/2017	3.34%
416 Washington Street	4,809	12/1/2021	4.38%
Foot Locker	3,250	6/6/2016	4.57%
Regal Parking Garage	3,000	7/6/2016	4.45%
Consolidated mortgage debt	172,599		3.56%

Pro rata share of unconsolidated joint venture mortgage debt:
One Worldwide Plaza	427,875	3/6/2023	4.58%
Combined mortgage debt	$600,474		4.29%

New York REIT, Inc.

Leverage Metrics

(dollar amounts in thousands)

	Q1 2014
	Consolidated Basis		Combined Basis
Interest coverage ratio
Interest expense(1)	$3,939		$3,939
Non-cash interest expense	(726)		(726)
Adjustments related to non-controlling interests	-		-
Interest expense related to unconsolidated joint venture	-		4,832
Total interest	$3,213		$8,045
Adjusted EBITDA	$18,840		$28,043
Interest coverage ratio	5.9	X	3.5	X

Fixed charge coverage ratio
Total interest	$3,213		$8,045
Secured debt principal amortization	117		117
Total fixed charges	$3,330		$8,162
Adjusted EBITDA	$18,840		$28,043
Fixed charge coverage ratio	5.7	X	3.4	X

Net debt to Adjusted EBITDA ratio
Company's pro rata share of total debt	$477,599		$905,474
Less: cash and cash equivalents	(237,022)		(237,022)
Net debt	$240,577		$668,452
Adjusted EBITDA annualized(2)	$75,359		$112,172
Net debt to adjusted EBITDA ratio	3.2	X	6.0	X

Debt to enterprise value
Company's pro rata share of debt	$477,599		$905,474
Equity(3)	1,864,702		1,864,702
Proforma enterprise value(3)	$2,342,301		$2,770,176
Debt as % of enterprise value	20.4%		32.7%

Unencumbered real estate assets/total real estate assets:
Unencumbered real estate assets(4)	$1,171,939
Total real estate assets	$2,128,167
Unencumbered real estate assets/total real estate assets	55%

(1) Excludes the Company's pro rata share of unconsolidated joint venture debt

(2) Adjusted EBITDA during Q1 2014 annualized (multiplied by 4)

(3) Based on the May 9, 2014 closing price of $10.57 per share, and March 31, 2014 debt balance and share count

(4) No mortgage encumbrance

New York REIT, Inc.

Credit Facility and Liquidity Analysis(1)

(dollar amounts in thousands)

Q1 2014
Credit facility availability:
Credit facility commitments	$390,000
Outstanding balance on credit facility	305,000
Undrawn credit facility commitments	$85,000

Outstanding balance - term debt	$80,000
Outstanding balance - revolving debt	225,000
Total outstanding balance	$305,000

Liquidity:
Cash	$237,022
Undrawn credit facility commitments	85,000
Total liquidity	$322,022

			Actual - as of
Credit facility covenant ratios(2):	Required		March 31, 2014
Consolidated leverage ratio	< 60%		38%
Fixed charge coverage ratio	> 1.5	X	3.7	X
Tangible net worth	>$900,000		$1,490,660
Secured leverage ratio	< 60%		25.4%
Borrowing base advance rate	< 60%		45%
Debt service coverage ratio	> 1.4	X	2.0	X

(1)	Subsequent to quarter end, the Company increased its credit facility to $705 million with a $305 million term loan and a $400 million revolving loan. As of May 1, 2014 there was $305 million drawn on the credit facility, leaving $400 million of undrawn commitments.

(2)	The Company's credit facility covenant ratios are computed in accordance with the terms of the Company's credit facility agreement, as applicable. The methodology for these computations may differ significantly from similarly titled ratios of other companies and throughout the Company's supplemental.

New York REIT, Inc.

Debt Maturities

(dollar amounts in thousands)

	Total	2014	2015	2016	2017	2018	Thereafter
Consolidated mortgage debt	$172,599	$357	$21,794	$28,167	$102,730	$4,573	$14,978
Proportionate share of unconsolidated joint venture mortgage debt	427,875	-	-	-	-	-	427,875
Combined mortgage debt	$600,474	$357	$21,794	$28,167	$102,730	$4,573	$442,853

Credit facility - revolving	225,000	-	-	-	-	225,000	-
Credit facility - term	80,000	-	-	-	-	80,000	-
Total credit facility	305,000	-	-	-	-	305,000	-
Total combined debt	$905,474	$357	$21,794	$28,167	$102,730	$309,573	$442,853
Percent expiring	100%	0.04%	2%	3%	11%	34%	49%

Weighted average remaining term (years)	6.4
Weighted average remaining term (years) (excluding credit facility)	7.5

Debt maturing	$905,474	$357	$21,794	$28,167	$102,730	$309,573	$442,853
Weighted average interest rate expiring	3.58%	4.36%	4.35%	3.75%	3.19%	2.22%	4.57%

Debt maturing (excluding credit facility)	$600,474	$357	$21,794	$28,167	$102,730	$4,573	$442,853
Weighted average interest rate expiring	4.29%	4.36%	4.35%	3.75%	3.19%	4.37%	4.57%

New York REIT, Inc.

Square Footage Summary

As of March 31, 2014
	Total	%	Manhattan	%	Brooklyn	%	Queens	%
Total square feet by property type:
Office	2,579,518	82%	2,548,851	85%	30,667	24%	-	0%
Retail (1)	257,763	8%	190,091	6%	57,905	45%	9,767	100%
Hotel	128,612	4%	128,612	4%	-	0%	-	0%
Parking	120,589	4%	120,589	4%	-	0%	-	0%
Residential	40,437	1%	-	0%	40,437	31%	-	0%
Storage	17,653	1%	17,653	1%	-	0%	-	0%
Total owned square feet (end of period) (2)	3,144,572	100%	3,005,796	100%	129,009	100%	9,767	100%
Percentage of total	100.0%		95.6%		4.1%		0.3%

(1)	Includes 95,390 square feet of stand-alone retail and 162,373 square feet of retail associated with the Company's office portfolio.
(2)	Excludes 15,055 square foot parking garage at 416 Washington Street, which is being operated under a management agreement with a third party.

All figures above include the Company's proportionate share of investments in unconsolidated joint ventures.

New York REIT, Inc.

Major Tenant Summary

Top Ten Office Tenants as a % of Total Annualized Cash Rent

1	Cravath Swaine & Moore , LLP	17.9%
2	Nomura Holding America Inc.	12.1%
3	Macy's, Inc.	7.9%
4	Rentpath Inc.	7.7%
5	The Segal Company (Eastern States) Inc.	5.6%
6	Spring Studios New York LLC	4.1%
7	Advance Magazine	2.8%
8	Metropolitan Transportation Authority (MTA)	2.3%
9	Liz Claiborne, Inc.	2.0%
10	American Language Communication Center, Inc.	2.0%
	Total top ten office tenants	64.4%

Top Ten Retail Tenants as a % of Total Annualized Cash Rent

1	Sam Ash New York Megastores LLC	0.9%
2	Citibank, N.A.	0.8%
3	Dodger Stage Holding Theatricals, Inc.	0.8%
4	TD Bank, N.A.	0.7%
5	Duane Reade	0.7%
6	Burberry Limited	0.7%
7	Bally Sports Clubs, Inc. (f/k/a Manhattan Sports Club, Inc.)	0.6%
8	Early Bird Delivery Systems LLC, d/b/a Urban Express	0.6%
9	The Dress Barn, Inc.	0.5%
10	JPMorgan Chase Bank, N.A.	0.5%
	Total top ten retail tenants	6.8%

New York REIT, Inc.

Tenant Industry Concentration

% of Total SF
Finance, Insurance, Real Estate	21%
Legal Services	17%
Retail	15%
Technology, Media, Advertising & Information	11%
Professional Services	11%
Government	5%
Education	4%
Parking	4%
Other	4%
Consumer Goods	4%
Food and Beverage	2%
Health Services	2%
100%

New York REIT, Inc.

Lease Expirations

Combined:(I)	Total	2014	2015	2016	2017	2018	Thereafter
Leases expiring	130	12	6	13	17	11	71
Expiring Annualized Cash Rent (in thousands) (2) (3)	$149,762	$2,728	$17,327	$6,421	$7,102	$1,825	$114,359
Expiring square feet(3)	2,809,856	65,968	336,334	110,312	110,875	47,882	2,138,485
% of total square feet expiring	100.0%	2.4%	12.0%	3.9%	3.9%	1.7%	76.1%

Annualized Cash Rent per square foot (2) (3)	$53.30	$41.35	$51.52	$58.21	$64.05	$38.11	$53.48

Consolidated properties:
Leases expiring	101	7	6	9	16	8	55
Expiring Annualized Cash Rent (in thousands) (2) (3)	$95,730	$1,732	$17,327	$6,237	$6,140	$1,577	$62,717
Expiring square feet(3)	1,893,514	46,921	336,334	108,647	94,455	46,049	1,261,108
% of total square feet expiring	100.0%	2.5%	17.8%	5.7%	5.0%	2.4%	66.6%

Annualized Cash Rent per square foot(2) (3)	$50.56	$36.91	$51.52	$57.41	$65.00	$34.25	$49.73

Unconsolidated joint ventures:
Leases expiring	29	5	-	4	1	3	16
Expiring Annualized Cash Rent (in thousands) (2)	$54,032	$996	$-	$184	$962	$248	$51,642
Expiring square feet	916,342	19,047	-	1,665	16,420	1,833	877,377
% of total square feet expiring	100.0%	2.1%	-	0.2%	1.8%	0.2%	95.7%

Annualized Cash Rent per square foot (2)	$58.96	$52.29	$-	$110.54	$58.59	$135.28	$58.86

1)	Combined reflects 100% of consolidated properties plus the Company's pro rata share of unconsolidated properties.
2)	Annualized Cash Rent represents rental obligations at the end of the current reporting period, including contractual cash base rents, and reimbursements from tenants under existing leases, excluding electric reimbursements.

3)	Excludes 40,437 square feet of leased residential space. Total vacant square footage at March 31, 2014 was 171,383 square feet.

New York REIT, Inc.

Leasing Activity

(dollar amounts per square foot)

Q1 2014
Leasing activity:
Leases executed	2
Total square feet leased	8,379
Company's share of square feet leased	8,379
Initial rent	$43.68
Weighted average lease term (years)	7.3

Replacement leases: (1)
Replacement leases executed	2
Square feet	8,379

Cash basis:
Initial rent	$43.68
Prior escalated rent (2)	$38.09
Percentage increase	15%

GAAP basis:
Initial rent	$46.94
Prior escalated rent (2)	$42.57
Percentage increase	10%

Tenant improvements on replacement leases per square foot	$—
Leasing commissions on replacement leases per square foot	$18.28

(1)	Replacement leases are for space that was leased during the period and also has been leased at some time during the prior twelve months.
(2)	Prior escalated rent is calculated as total annualized income less electric charges. It includes base rent and recoveries related to property taxes and operating expenses.

New York REIT, Inc.

Tenant Improvements, Leasing Commissions and Capital Expenditures

(in thousands)

Q1 2014
Capital expenditures (accrual basis):
First generation tenant improvements	$-
Second generation tenant improvements	1,203
First generation leasing commissions	-
Second generation leasing commissions	13
First generation building improvements	224
Second generation building improvements	-
Total tenant improvements, leasing commissions and capital expenditures	$1,440

New York REIT, Inc.

Property Table

					Annualized
		Rentable	Percent	Annualized	Cash Rent	Number of
Property	Ownership	Square Feet(1)	Occupied	Cash Rent (in thousands)	Per Occupied SF	Leases

Manhattan Office Properties - Office
Design Center	100.0%	81,082	100.0%	$3,727	$45.97	18
416 Washington Street	100.0%	1,565	100.0%	56	36.02	1
256 West 38th Street	100.0%	104,232	100.0%	3,387	32.49	13
229 West 36th Street	100.0%	128,762	100.0%	5,010	38.91	6
218 West 18th Street	100.0%	165,670	83.7%	7,192	51.86	5
50 Varick Street	100.0%	158,573	100.0%	6,080	38.34	1
333 West 34th Street	100.0%	317,040	100.0%	13,399	42.26	3
1440 Broadway	100.0%	726,464	93.8%	38,704	56.80	12
One Worldwide Plaza	48.9%	879,570	90.1%	49,362	62.28	5
Manhattan Office Properties - Office Total		2,562,958	93.8%	126,917	52.80	64

Manhattan Office Properties - Retail
256 West 38th Street	100.0%	13,890	72.4%	359	35.71	2
229 West 36th Street	100.0%	20,132	100.0%	909	45.12	1
333 West 34th Street	100.0%	29,688	100.0%	1,407	47.40	1
1440 Broadway	100.0%	29,215	90.2%	2,876	109.09	8
One Worldwide Plaza	48.9%	125,608	98.6%	4,639	37.47	20
Manhattan Office Properties - Retail Total		218,533	96.1%	10,190	48.51	32

Sub-Total/ Weighted Average
Manhattan Office Properties - Office and Retail		2,781,491	94.0%	137,107	52.45	96

Manhattan Stand Alone Retail
367-387 Bleecker Street	100.0%	9,724	100.0%	2,486	255.62	5
33 West 56th Street	100.0%	12,856	100.0%	432	33.60	1
416 Washington Street	100.0%	7,436	48.5%	273	75.73	1
One Jackson Square	100.0%	8,392	100.0%	1,533	182.68	4
350 West 42nd Street	100.0%	42,774	100.0%	1,649	38.56	4
350 Bleecker Street	100.0%	14,511	100.0%	1,064	73.32	3
Sub-Total/ Weighted Average
Manhattan Stand Alone Retail		95,693	96.0%	7,437	80.96	18

Outer-Borough Properties
86th Street, Brooklyn	100.0%	6,118	100.0%	472	77.14	1
163 Washington Avenue, Brooklyn	97.4%	41,613	100.0%	2,074	49.85	50
163-30 Cross Bay, Queens	100.0%	9,767	100.0%	1,025	104.93	1
1100 Kings Highway, Brooklyn	100.0%	61,318	100.0%	2,640	43.06	5
1623 Kings Highway, Brooklyn	100.0%	19,960	100.0%	1,008	50.50	3
Sub-Total/ Weighted Average
Outer-Borough Properties		138,776	100.0%	7,219	52.02	60

Portfolio Total		3,015,960	94.3%	$151,763	$53.35	174

1) Does not include 128,612 square feet at the Viceroy Hotel, or a 15,055 square feet parking garage at 416 Washington Street, which is being operated under a management agreement with a third party.

Hotel operations for the quarter consisted of the following:

Q1 2014
Average occupancy	42.1%
Average daily rate	$311.34
REVPAR	$130.95

New York REIT, Inc.

Definitions

Definitions

This section contains an explanation of certain non-GAAP financial measures we provide in other sections of this document, as well as the reasons why management believes these measures provide useful information to investors about the Company’s financial condition or results of operations. Additional detail can be found in the Company’s most recent annual report on Form 10-K as well as documents filed with or furnished to the SEC from time to time.

Adjusted funds from operations (AFFO)

AFFO is Core FFO, excluding certain income or expense items that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent and non-cash equity compensation from AFFO we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. We exclude distributions related to Class B units and certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted average common shares-fully diluted. Furthermore we include certain cash inflow and outflows that are reflective of operating activities including preferred returns on joint ventures, second generation tenant improvement and leasing commissions (included in the period in which the lease commences) and recurring capital expenditures.

Although our AFFO may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to stockholders. In addition, we believe that to further understand our liquidity, AFFO should be compared with our cash flows determined in accordance with GAAP, as presented in our consolidated financial statements. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, and AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

Annualized Cash Rent

Cash rent at the end of the reporting period, including operating expense reimbursements, excluding electric. Real estate tax reimbursements are typically multiplied by two because they are paid semi-annually. Free rent periods are typically excluded from annualized cash rent.

Cash net operating income (Cash NOI)

NOI, presented on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and fair value lease revenue.

Core funds from operations (Core FFO)

Core FFO is FFO, excluding acquisition and transaction related costs as well as certain other costs that management deems to be non-recurring. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition costs, management believes Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA)

EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs. EBITDA is adjusted to include our pro-rata share of EBITDA from unconsolidated joint ventures and acquisition fees and expenses.

Effective interest rate

The annualized rate, on a 365-day basis, at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums and deferred financing costs. For instance, the stated interest rate in a loan agreement may be based on a 360 day year. Therefore, the effective interest rate would be the stated rate divided by 360 x 365 days in the year.

First generation building improvements

Capital expenditures on first generation space, as defined below, that are not tenant improvement or leasing commission related.

First generation space

Space that is vacant at acquisition or space that was not consistent with the Company's operating standards.

First generation tenant improvements and leasing commissions

Tenant improvements and leasing commissions incurred on first generation space as defined above.

New York REIT, Inc.

Definitions

Funds from operations (FFO)

Pursuant to the revised definition of funds from operation adopted by the Board of Governors of the National Association of Real Estate Investment Trust (“NAREIT”), we calculate funds from operations (FFO), by adjusting net income (loss) attributable stockholders (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate of consolidated real estate, impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to asset sales (land and property), impairment losses and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimate), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO should not be considered as an alternative to net income attributable to stockholders (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to stockholders and considered in addition to cash flows determined in accordance with GAAP, as presented in our consolidated financial statements.

Net operating income (NOI)

Net operating income (NOI) is a non-GAAP financial measure equal to net income attributable to stockholders, the most directly comparable GAAP financial measure, less discontinued operations, plus corporate general and administrative expense, acquisition and transaction costs, depreciation and amortization and interest expense, income from unconsolidated joint ventures, interest and other income and gains from investments in securities. NOI is adjusted to include our pro-rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income, as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Replacement leases

Leases signed during the current period for space that had been previously leased at any point during the previous twelve months.

Prior escalated rent

Cash rent at expiration of the lease, including real estate tax and other operating expense reimbursements, multiplied by twelve.

Second generation capital expenditures

Represents building investments to maintain current revenues. These capital expenditures which may occur on a regular basis, may relate to repairs and maintenance that extend the useful life of an asset and are therefore capitalized. These costs are included in our calculation of AFFO.

Second generation space

Any space that is not first generation space.

Second generation tenant improvements and leasing commissions

Tenant improvements, leasing commissions, and other leasing costs incurred during leasing of second generation space.

Stated interest rate

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums and deferred financing costs.

New York REIT, Inc.

Management / Board of Directors

Executive Management Team		Board of Directors

Nicholas S. Schorsch	Chief Executive Officer and Chairman of the Board	Nicholas S. Schorsch Chief Executive Officer and Chairman of the Board	Director

Michael A. Happel	President

Gregory W. Sullivan	Chief Financial Officer and Chief Operating Officer	William M. Kahane	Director

Scott J. Bowman
Independent Director

Robert H. Burns
Independent Director

William G. Stanley
Independent Director

Company Information
Address:	405 Park Avenue
New York, NY 10022
Phone:	212-415-6500
Website:	www.nyrt.com

NYRT
NEW YORK REIT

BURBERRY
BRIT

Investor Inquiries

For more information on New York REIT, please contact your financial professional.

www.nyrt.com